UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
November 15, 2010

Date of report (date of earliest event reported)
Digi International Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34033	41-1532464

(State of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

11001 Bren Road East, Minnetonka, Minnesota	55343

(Address of principal executive offices)	(Zip Code)
Telephone Number: (952) 912-3444

(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On November 15, 2010, our Board of Directors elected Steven E. Snyder to serve as the company’s Senior Vice President, Chief Financial Officer and Treasurer, effective upon his commencement of employment, which is expected to be November 30, 2010.
     Mr. Snyder, age 54, most recently served as chief financial officer at Gearworks, Inc. from November 2008 to September 2009. In August 2009, Gearworks, Inc. merged with Xora, Inc. From October 2007 to June 2008, he was a general manager of the storage solutions group at Xiotech Corporation, a privately held data storage company. From January 2003 to October 2007, he served as chief financial officer and vice president manufacturing and administration at Xiotech Corporation. Prior to that, Mr. Snyder served as chief financial officer at several companies, including Ancor Communications, Inc., then a publicly traded developer and manufacturer of fibre channel switching products for data center networks. Mr. Snyder also spent ten years at Cray Research, Inc. in progressively responsible financial roles. Earlier roles include seven years in various financial positions at Control Data Corporation and two years with KPMG Peat Marwick.
     As Chief Financial Officer of our company, Mr. Snyder will succeed Brenda L. Mueller who has been serving as Acting Principal Financial Officer and Acting Principal Accounting Officer since May 2010. Ms. Mueller will retain her existing role as Corporate Controller.
     A press release announcing Mr. Snyder’s election is attached hereto as Exhibit 99.1.
     Also on November 15, 2010, our Board of Directors approved a compensatory arrangement for Mr. Snyder to be effective upon his joining Digi. Mr. Snyder will receive an annual base salary equal to $275,000 with an annual incentive target of $150,000. Payment of the incentive target will be pro-rated based on length of his service in the applicable quarter or fiscal year. Forty percent (40%) of the annual incentive target will be based on achievement of quarterly revenue and profitability targets and sixty percent (60%) of the annual incentive target will be based on achievement of annual revenue and profitability targets.
     We have agreed to recommend to our Board for approval an initial grant of options to purchase up to 150,000 shares of Digi common stock at an exercise price equal to the market price of our common stock as of the day of grant. The options, if approved, will expire after ten years and will vest 25% after one year, and will vest in equal proportions each month thereafter for three years, resulting in a total vesting period of four years.
     If the company terminates Mr. Snyder’s employment for reasons other than cause (as defined in the Offer Letter) and he agrees to execute a release of claims, he will be entitled to receive (i) twelve months of base salary in effect at the time of termination, payable in a lump sum, and (ii) a pro-rata bonus based on the number of months worked in the fiscal year prior to termination and the company’s actual performance.
     Mr. Snyder will also be eligible to participate in other compensation and benefit programs generally available to our executive officers.
     A copy of the Offer Letter is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
     The following Exhibits are furnished herewith:
10.1	Offer Letter between Digi International and Steven E. Snyder dated October 28, 2010.

99.1	Press Release dated November 16, 2010, announcing senior management change.

SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.
Date: November 19, 2010

DIGI INTERNATIONAL INC.
By:	/s/ Brenda L. Mueller
Brenda L. Mueller
Corporate Controller, Acting Principal Financial Officer and Acting Principal Accounting Officer

EXHIBIT INDEX

No.	Exhibit	Manner of Filing
10.1	Offer Letter between Digi International and Steven E. Snyder dated October 28, 2010.	Filed Electronically

99.1	Press Release dated November 16, 2010, announcing senior management change.	Furnished Electronically